EXHIBIT 14.5

MAZARS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 10, 2017, with respect to the financial statements of POINTER SA (PTY) LTD. for the years ended December 31, 2016, 2015, and 2014; such report has been referenced in the Annual Report of Pointer Telocation Ltd., on Form 20-F for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pointer Telocation Ltd., on Forms F-3 (No. 333-111019, No. 333-119998, No. 333-126257, No. 333-143399, No. 333-167144, 333-187384, 333-194483, No. 333-199535 and No. 333-212326) and on Forms S-8 (No. 333-173155, No. 333-118897, No. 333-113420, No. 333-141306, No. 333-139717 and No. 333-214775) filed with the Securities and Exchange Commission.

/s/ Mazars Certified Public Accountants

Cape Town, South Africa, April 27, 2017.

REGISTERED AUDITOR - A FIRM OF CHARTERED ACCOUNTANTS (SA) • IRBA REGISTRATION NUMBER 900222

Mazars House Rialto Road Grand Moorings Precinct Century City 7441 * PO Box 134 Century City 7446 • Docex 9 Century City
Tel: +27 21 Si8 5000 * Fax: +27 21 818 5001 • cpt@mazars.co.za ♦ www.mazars.co.za

PARTNERS: h SAVEN (NATIONAL CHAIRMAN), MC OLCKERS (MANAGING PARTNER), LD AURET, JM BARNARD, AK BATT, H CASPER, F) CRONJE, AS DE JAGER, DS DOLLMAN,

M EDELBERG, Y FERREIRA, AK HOOSAIN, MY ISMAIL, CS MCMASTER, FN MILLER, AC MORRIS, S NAIDOO, MG ODENDAAl, D RESNICK, BG SACKS, MA SALEE, N SILBOWITZ,

DL SMITH, SM SOLOMON, HH SWANEPOEL, M)A TEUCHERT, |C VAN TUBBERGH, EC VAN HEERDEN, J WESSELS, K ZAACKS

Praxiiy MEMBER • GLOBAL ALLIANCE OF INDEPENDENT FIRMS

A FULL LIST OF NATIONAL PARTNERS IS AVAILABLE ON REQUEST OR AT WWW.mazars.co.za